Exhibit 99.1

PharMerica Announces Approval of Merger by Stockholders

LOUISVILLE, Ky.--(BUSINESS WIRE)--Nov. 9, 2017-- PharMerica Corporation (NYSE: PMC), announced that at its special meeting of stockholders held today, a majority of the outstanding shares of PharMerica common stock voted to approve the adoption of the previously disclosed definitive merger agreement pursuant to which a newly formed company controlled by KKR, with Walgreens Boots Alliance, Inc. (Nasdaq: WBA) as a minority investor, will acquire PharMerica. The closing of the transaction remains subject to customary closing conditions.

More than 99% of the votes cast, representing approximately 79% of the outstanding shares of PharMerica common stock as of September 28, 2017, the record date for the special meeting, were cast in favor of adopting the merger agreement.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services. PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets.

PharMerica operates 99 institutional pharmacies, 20 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

About KKR

KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit and, through its strategic manager partnerships, hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside its partners' capital and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise. The company’s heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care dates back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the U.S. and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 385,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has more than 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with more than 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics.

The company ranks No. 1 in the Food and Drug Stores industry of Fortune magazine’s 2017 list of the World’s Most Admired Companies.

More company information is available at www.walgreensbootsalliance.com.

* As of 31 August 2017, using publicly available information for AmerisourceBergen.

** For 12 months ending 31 August 2017, using publicly available information for AmerisourceBergen.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed acquisition of PharMerica, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of PharMerica, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on PharMerica’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in PharMerica’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including PharMerica’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. PharMerica’s forward-looking statements are based on assumptions that PharMerica believes to be reasonable but that may not prove to be accurate. PharMerica assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts:

PharMerica Corporation

Robert E. Dries, 502-627-7475

Executive Vice President and

Chief Financial Officer